Exhibit 99.1

IonQ Announces First Quarter 2024 Financial Results

First Quarter Results of $7.6 Million in Revenue, Exceeding High End of Guidance Range, Representing 77% Year-Over-Year Growth

Sales Pipeline Expanding in Deal Size and Volume with Improving Visibility

Bookings Backloaded, Raises Bookings Guidance Range to $75 to $95 Million for 2024

Hired Stacey Giamalis as Chief Legal Officer, Dr. Martin Roetteler as Head of Quantum Applications

COLLEGE PARK, Md.--(BUSINESS WIRE)-- IonQ (NYSE: IONQ), a leader in the quantum computing industry, today announced financial results for the quarter ended March 31, 2024.

“We kicked the year off with strong revenue results, once again outperforming the high end of our guidance range,” said Peter Chapman, President and CEO of IonQ. “I am also pleased to announce that our sales pipeline is expanding significantly in deal size and volume and increasing in timing visibility, allowing us to raise our full year bookings guidance.”

“The first quarter also saw several institutions, both public and private, use the power of our quantum computers to explore new projects. The start of the year also saw Oak Ridge National Labs, a returning client, begin research on a use case around energy schedule optimization for the United States national power grid. We believe we will continue to see new use cases unfold as our technology approaches commercial advantage.”

Financial Highlights

●
IonQ recognized revenue of $7.6 million for the first quarter, which is above the high end of the previously provided range of $6.5 to $7.5 million, and represents 77% growth compared to $4.3 million in the prior year.
●
IonQ achieved $0.3 million in new bookings for the first quarter.
●
Cash, cash equivalents and investments were $434.4 million as of March 31, 2024.
●
Net loss was $39.6 million and Adjusted EBITDA loss was $27.0 million for the first quarter.* Exclusions from Adjusted EBITDA include a non-cash gain of $8.6 million related to the change in the fair value of IonQ’s warrant liabilities.

*Adjusted EBITDA is a non-GAAP financial measure defined under “Non-GAAP Financial Measures,” and is reconciled to net loss, its closest comparable GAAP measure, at the end of this release.

Commercial Highlights

●
IonQ announced early results from its work with Deutsches Elektronen-Synchrotron (DESY) to use IonQ Aria to optimize gate assignments for airplanes to reduce travel time, demonstrating quantum computing’s potential as a more effective solution than classical computing for this problem.
●
In April, IonQ announced a collaboration with Oak Ridge National Lab to explore how quantum computing technology can be used to optimize the United States power grid.
●
IonQ announced a strategic agreement with South Carolina Quantum to provide world-class quantum computing capabilities and professional services to institutions throughout the state, including higher education. South Carolina joins Maryland and Washington as the latest U.S. state to invest in its economy and competitive advantage by entering into a quantum partnership with IonQ.
●
IonQ announced that its first IonQ Forte Enterprise system for customer delivery is currently under construction at its recently completed Seattle manufacturing facility.
●
IonQ announced that it has team members on the ground assembling components to prepare for the delivery of the first system to its new Basel, Switzerland data center.

Corporate Highlights

●
In April, IonQ announced the addition of Stacey Giamalis as its new Chief Legal Officer and Corporate Secretary. Giamalis will oversee IonQ’s global legal affairs including intellectual property, corporate, contracting, and regulatory compliance. Giamalis joins IonQ with over 20 years of experience in the technology sector, including most recently as SVP, General Counsel and Corporate Secretary of PagerDuty, Inc.
●
IonQ announced the addition of renowned quantum expert Dr. Martin Roetteler as its new Head of Quantum Applications. Dr. Roetteler will be leading IonQ’s Quantum Applications development team, which identifies commercial applications of IonQ’s world-leading trapped ion computers. Dr. Roetteler joins the Company from Microsoft, where he led both the Applied Research and Quantum Exploration teams.

2024 Financial Outlook

●
For the full year 2024, IonQ expects revenue to be between $37 million and $41 million, with between $7.6 million and $9.2 million for the second quarter.
●
For the full year 2024, IonQ is increasing its bookings expectation range to between $75 million and $95 million.

First Quarter 2024 Conference Call

IonQ will host a conference call today at 4:30 p.m. Eastern time to review the Company’s financial results for the first quarter March 31, 2024 and to provide a business update. The call will be accessible by telephone at 877-407-4018 (domestic) or 201-689-8471 (international). The call will also be available live via webcast on the Company’s website here, or directly here. A telephone replay of the conference call will be available approximately three hours after its conclusion at 844-512-2921 (domestic) or 412-317-6671 (international) with access code 13745211 and will be available until 11:59 p.m. Eastern time, May 22, 2024. An archive of the webcast will also be available here shortly after the call and will remain available for one year.

Upcoming Investor Conference Participation

IonQ today announced that Thomas Kramer, Chief Financial Officer, and Jordan Shapiro, Vice President of FP&A and Head of Investor Relations, will participate in a fireside chat at the 19th Annual Needham Technology, Media, & Consumer Conference at the Westin Grand Central Hotel in New York City on Tuesday, May 14, 2024. The Company’s discussion will begin at 9:30 a.m. Eastern time and the webcast link will be available on IonQ’s website here, or directly here.

Upcoming Technical Progress Presentation

IonQ will host an exclusive live webinar tomorrow, May 9th, at 1 p.m. Eastern time where the technical leads will further discuss our latest technology advancements and updates. To sign up, please visit the registration page here.

Non-GAAP Financial Measures

To supplement IonQ’s condensed consolidated financial statements presented in accordance with GAAP, IonQ uses non-GAAP measures of certain components of financial performance. Adjusted EBITDA is a financial measure that is not required by or presented in accordance with GAAP. Management believes that this measure provides investors an additional meaningful method to evaluate certain aspects of the Company’s results period over period. Adjusted EBITDA is defined as net loss before interest income, net, interest expense, income tax expense, depreciation and amortization expense, stock-based compensation, change in fair value of assumed warrant liabilities, and other non-recurring non-operating income and expenses. IonQ uses Adjusted EBITDA to measure the operating performance of its business, excluding specifically identified items that it does not believe directly reflect its core operations and may not be indicative of recurring operations. The presentation of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the financial results prepared in accordance with GAAP, and IonQ’s non-GAAP measures may be different from non-GAAP measures used by other companies. For IonQ’s investors to be better able to compare the Company’s current results with those of previous periods, IonQ shows a reconciliation of GAAP to non-GAAP financial measures at the end of this release.

About IonQ

IonQ, Inc. is a leader in quantum computing that delivers high-performance systems capable of solving the world’s largest and most complex commercial and research use cases. IonQ’s current generation quantum computer, IonQ Forte, is the latest in a line of cutting-edge systems, boasting 36 algorithmic qubits. The Company’s innovative technology and rapid growth were recognized in

Fast Company’s 2023 Next Big Things in Tech List and Deloitte’s 2023 Technology Fast 500™ List, respectively. Available through all major cloud providers, IonQ is making quantum computing more accessible and impactful than ever before. Learn more at IonQ.com.

IonQ Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. These statements include those related to the Company’s technology driving commercial advantage in the future; the Company’s future financial and operating performance, including our preliminary outlook and guidance; the appearance of new applications of IonQ’s products and services; the ability for third parties to implement IonQ’s offerings to solve their problems and increase their quantum computing capabilities; expansion of IonQ’s sales pipeline; IonQ’s quantum computing capabilities and plans; future deliveries of and access to IonQ’s quantum computers; and the scalability and reliability of IonQ’s quantum computing offerings. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: changes in the competitive industries in which IonQ operates, including development of competing technologies; our ability to sell effectively to government entities and large enterprises; changes in laws and regulations affecting IonQ’s business; IonQ’s ability to implement its business plans, forecasts and other expectations, to identify and realize partnerships and opportunities, and to engage new and existing customers; and risks associated with U.S. government sales, including availability of funding and provisions that allow the government to unilaterally terminate or modify contracts for convenience. You should carefully consider the foregoing factors and the other risks and uncertainties disclosed in the Company’s filings, including but not limited to those described in the “Risk Factors” section of IonQ’s most recent Annual Report on Form 10-K and other documents filed by IonQ from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and IonQ assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. IonQ does not give any assurance that it will achieve its expectations.

IonQ, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2024	2023
Revenue	$7,582	$4,285
Costs and expenses:
Cost of revenue (excluding depreciation and amortization)	3,414	1,036
Research and development	32,368	16,233
Sales and marketing	6,701	2,667
General and administrative	14,020	10,581
Depreciation and amortization	3,955	1,791
Total operating costs and expenses	60,458	32,308
Loss from operations	(52,876)	(28,023)
Gain (loss) on change in fair value of warrant liabilities	8,627	(3,610)
Interest income, net	4,799	4,231
Other income (expense), net	(134)	64
Loss before income tax expense	(39,584)	(27,338)
Income tax benefit (expense)	(8)	—
Net loss	$(39,592)	$(27,338)
Net loss per share attributable to common stockholders— basic and diluted	$(0.19)	$(0.14)
Weighted average shares used in computing net loss per share attributable to common stockholders—basic and diluted	208,159,439	200,112,855

IonQ, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	March 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$60,074	$35,665
Short-term investments	315,276	319,776
Accounts receivable	9,556	11,467
Prepaid expenses and other current assets	25,022	23,081
Total current assets	409,928	389,989
Long-term investments	59,090	100,489
Property and equipment, net	42,380	37,515
Operating lease right-of-use assets	9,261	4,613
Intangible assets, net	16,865	15,077
Goodwill	726	742
Other noncurrent assets	5,612	5,155
Total Assets	$543,862	$553,580
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,852	$5,599
Accrued expenses	10,541	18,376
Current portion of operating lease liabilities	1,178	710
Unearned revenue	16,742	12,087
Current portion of stock option early exercise liabilities	392	392
Total current liabilities	34,705	37,164
Operating lease liabilities, net of current portion	14,452	7,395
Unearned revenue, net of current portion	181	447
Stock option early exercise liabilities, net of current portion	350	448
Warrant liabilities	14,378	23,004
Other noncurrent liabilities	27	128
Total liabilities	$64,093	$68,586
Stockholders’ Equity:
Common stock	$21	$20
Additional paid-in capital	873,133	839,014
Accumulated deficit	(391,665)	(352,073)
Accumulated other comprehensive loss	(1,720)	(1,967)
Total stockholders’ equity	479,769	484,994
Total Liabilities and Stockholders’ Equity	$543,862	$553,580

IonQ, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(39,592)	$(27,338)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,955	1,791
Non-cash research and development arrangements	130	130
Stock-based compensation	22,061	10,268
(Gain) loss on change in fair value of warrant liabilities	(8,627)	3,610
Amortization of premiums and accretion of discounts on available-for-sale securities	(2,302)	(1,915)
Other, net	809	345
Changes in operating assets and liabilities:
Accounts receivable	1,897	2,044
Prepaid expenses and other current assets	(4,656)	(939)
Accounts payable	(521)	728
Accrued expenses	(554)	920
Unearned revenue	4,389	(3,271)
Other assets and liabilities	2,546	(188)
Net cash provided by (used in) operating activities	$(20,465)	$(13,815)
Cash flows from investing activities:
Purchases of property and equipment	(3,140)	(1,185)
Capitalized software development costs	(1,400)	(843)
Intangible asset acquisition costs	(357)	(318)
Purchases of available-for-sale securities	(66,619)	(64,430)
Maturities and sales of available-for-sale securities	115,045	88,091
Net cash provided by (used in) investing activities	$43,529	$21,315
Cash flows from financing activities:
Proceeds from stock options exercised	486	52
Tax withholding receipts (payments) related to vested and released RSUs, net	873	(18)
Net cash provided by (used in) financing activities	$1,359	$34
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	4	—
Net change in cash, cash equivalents and restricted cash	24,427	7,534
Cash, cash equivalents and restricted cash at the beginning of the period	38,081	46,367
Cash, cash equivalents and restricted cash at the end of the period	$62,508	$53,901

IonQ, Inc.

Reconciliation of Net Loss to Adjusted EBITDA

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2024	2023
Net loss	$(39,592)	$(27,338)
Interest income, net	(4,799)	(4,231)
Interest expense	—	—
Income tax benefit (expense)	8	—
Depreciation and amortization	3,955	1,791
Stock-based compensation	22,061	10,268
(Gain) loss on change in fair value of warrant liabilities	(8,627)	3,610
Adjusted EBITDA	$(26,994)	$(15,900)

IonQ Media Contact:

Tyler Ogoshi

press@ionq.com

IonQ Investor Contact:

investors@ionq.com